DOCID417957A01
                               ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 30, 1998, included in EA Engineering, Science, and Technology, Inc.'s Form 10-K for the year ended August 31, 1998, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Baltimore, Maryland
   January 14, 1999